UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2026
Crown Castle Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 — RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 4, 2026, Crown Castle Inc. ("Company") issued a press release disclosing its financial results for the fourth quarter and full year ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On February 4, 2026, the Company initiated a restructuring plan ("Plan") as part of the Company's efforts to enhance the efficiency and effectiveness of its towers business.
The Plan primarily includes reducing the Company's tower and corporate employee headcount recorded in continuing operations (as reported in the Company's consolidated statement of operations) by approximately 20%.
In connection with the Plan, the Company estimates it will incur aggregate restructuring charges of approximately $30 million, most of which the Company expects to incur in the first and second quarters of 2026. With respect to the employee headcount reductions, the Company estimates it will incur restructuring charges of approximately $20 million in the first quarter of 2026, substantially all of which would be cash expenditures, consisting primarily of employee severance and other one-time termination benefits. In addition, the Company estimates it will incur up to $10 million in other cash charges related to its headcount realignment actions, such as consolidating office space and downsizing certain information technology license-based contracts.
The actions associated with the Plan are expected to be substantially completed by the second quarter of 2026 and payments are expected to be completed by the end of the first quarter of 2027.
Charges related to the Plan will be reported in "Restructuring charges" in the Company's consolidated statement of operations. Because of its status as a REIT, the Company does not expect to record any tax benefit associated with the charges recorded in connection with the Plan.
The implementation of the Plan and the timing and estimated charges noted above are subject to certain assumptions and risks, including those described below. The Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan. Should underlying assumptions prove incorrect or risks materialize, actual amounts and timing may differ materially from those expected.
Cautionary Language Regarding Forward-Looking Statements
This Current Report on Form 8-K ("Form 8-K") contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "anticipate," "project," "plan," "intend," "believe," "expect," "will," "likely," "predicted," "positioned," "continue," "target," "seek," "focus" and any variations of these words and similar expressions are intended to identify forward-looking statements about the Plan, including plans, projections, expectations and estimates regarding headcount reduction and associated realignment, including the timing of the foregoing actions, and associated charges related to the Plan and the timing associated therewith. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including legal requirements in various jurisdictions, the risk that the Company may not be able to implement the Plan as currently anticipated or within the timing currently anticipated, the impact of the employee restructuring and office space consolidation on the Company's business and on the Company's ability to attract, recruit and retain qualified and experienced employees, the risk that the Company's cost saving measures may not be successful, the risk of unanticipated difficulties in terminating certain contracts and arrangements, the risk of unanticipated charges not currently contemplated that may occur as a result of the Plan, prevailing market conditions, risk factors described in "Item 1A. Risk Factors" of the Company’s most recent Annual Report on Form 10-K and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
ITEM 7.01 — REGULATION FD DISCLOSURE
The press release referenced in Item 2.02 above refers to certain supplemental information that was posted as a supplemental information package on the Company's website on February 4, 2026. The supplemental information package is furnished herewith as Exhibit 99.2.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated February 4, 2026
99.2	Supplemental Information Package for period ended December 31, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
The information in Items 2.02 and 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.
By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel
Date: February 4, 2026